EXHIBIT 99.1

Global Self Storage Reports Full Year 2024 Results

Record Total Revenues, Same-Store Revenues, and Net Operating Income Driven by Operational Excellence

Millbrook, NY – March 26, 2025 – Global Self Storage, Inc. (NASDAQ: SELF), a real estate investment trust that owns, operates, manages, acquires, and redevelops self-storage properties, reported results for the fourth quarter and full year ended December 31, 2024. All comparisons are to the same year-ago period unless otherwise noted.

Q4 2024 Highlights

•
Total revenues increased 7.1% to $3.2 million.
•
Net income was $84,000 or $0.01 per diluted share.
•
Same-store revenues increased 7.0% to $3.2 million.
•
Same-store net operating income (NOI) increased 11.2% to $2.0 million (see definition of this and other non-GAAP measures and their reconciliation to GAAP, below).
•
Same-store occupancy at December 31, 2024 increased 360 basis points to 92.9% from 89.3% at December 31, 2023.
•
Same-store average tenant duration of stay at December 31, 2024 was approximately 3.4 years, which was about the same as December 31, 2023.
•
Funds from operations (FFO), a non-GAAP measure, increased 14% to $1.1 million or $0.10 per diluted share.
•
Adjusted FFO (AFFO), a non-GAAP measure, increased 16% to $1.2 million or $0.11 per diluted share.
•
Maintained and covered quarterly dividend of $0.0725 per common share.
•
Capital resources at December 31, 2024 totaled approximately $24.8 million, comprised of $7.2 million in cash, cash equivalents and restricted cash; $2.6 million in marketable securities; and the full amount available under the company’s $15 million revolving credit facility.

Full Year 2024 Highlights

•
Total revenues increased 2.8% to a record $12.5 million.
•
Net income was $2.1 million or $0.19 per diluted share.

•
Same-store revenues increased 2.9% to a record $12.5 million.
•
Same-store NOI increased 2.1% to a record $7.7 million.
•
FFO decreased 5.8% to $3.9 million or $0.35 per diluted share.
•
AFFO decreased 2.8% to $4.3 million or $0.38 per diluted share.
•
Extended $15 million revolving credit facility with Huntington National Bank for another three years with fourth-year extension option. Supports the pursuit of growth through potential acquisitions, joint ventures, and property expansions.
•
Maintained and covered four quarterly dividends totaling $0.29 per common share.

Dividend

On March 3, 2025, the company declared a quarterly dividend of $0.0725 per share, consistent with the quarterly dividend for the year-ago period and previous quarter. The quarterly distribution represents an annualized dividend rate of $0.29 per share.

Company Objective

The objective of Global Self Storage is to increase value over time for the benefit of its stockholders. Toward this end, the company will continue to execute its strategic business plan, which includes funding acquisitions, either directly or through joint ventures, and expansion projects at its existing properties. The company's board of directors regularly reviews the strategic business plan, with emphasis on capital formation, debt versus equity ratios, dividend policy, use of capital and debt, FFO and AFFO performance, and optimal cash levels.

The management of Global Self Storage believes that the company's continued operational performance and capital resources position it well to continue executing its strategic business plan.

Management Commentary

“In 2024, we achieved record total revenues, same-store revenues, and net operating income which was driven by operational excellence,” stated Global Self Storage president and CEO, Mark C. Winmill. “We also led our publicly traded self-storage peers on growth of same-store revenues, NOI, and occupancy for the fourth quarter and full year of 2024 despite the competitive environment for move-in rates. Our overall same-store occupancy at the end of the year increased by a peer-leading 360 basis points to 92.9%.

“We believe these peer-leading results were driven by our professional management techniques, including our well-honed digital and local marketing strategies and proprietary revenue rate management program.

“Also contributing to this high level of performance is our redesigned Global Self Storage website that was launched just before the beginning of last year. The site’s enhanced user interface encourages more active visitor engagement and brings greater attention to our more than 3,500 tenant reviews that express the superior value we deliver. Our reviews consistently reflect a high level of tenant satisfaction, with an average rating of more than 4.8 out of 5 stars.

“Our innovative marketing strategies and commitment to exceptional customer service has helped us to continue to attract high-quality tenants and particularly those who will store with us for longer than the industry average. In fact, our peer-leading same-store average tenant duration of stay of approximately 3.4 years remained consistent compared to the end of last year.

“Our strong balance sheet,with about $24.8 million in capital resources, positions us well to execute our strategic business plan. This plan includes growth through acquisitions, joint ventures, and expansion in select U.S. and non-U.S. markets that exhibit limited supply growth and less competition.

“As we progress through 2025, we anticipate that the demand generated by our strategic marketing efforts will help maintain our occupancy levels despite any potential economic headwinds. We believe that our proven marketing strategies, hassle-free rental process, and professional management will maximize revenue, NOI growth, and stockholder returns over the long term.”

Q4 2024 Financial Summary

Total revenues increased 7.1% to $3.2 million in the fourth quarter of 2024, with the increase due primarily to an increase in occupancy and continued execution of the company’s proprietary revenue rate management program, despite lower move-in rental rates which were observed across U.S. markets.

Total operating expenses increased 4.2% to $2.4 million compared to $2.3 million in the same year-ago period. The increase was primarily attributable to an increase in general and administrative expenses which resulted from an increase in employment costs and certain professional fees.

Operating income increased 16.8% to $794,000, compared to $680,000 in the same period last year, with the increase primarily due to increased total revenues.

Net income totaled $84,000 or $0.01 per diluted share from $1.1 million or $0.10 per diluted share in the same year-ago period. Contributing to the decrease was an unrealized loss in marketable equity securities compared to an unrealized gain in the same year-ago period.

Capital resources totaled approximately $24.8 million, comprised of $7.2 million in cash, cash equivalents and restricted cash and $2.6 million in marketable securities as of December 31, 2024, with the full amount available under the company’s $15 million revolving credit facility.

Q4 2024 Same-Store Results

As of December 31, 2024, the company owned 12 same-store properties, managed a single third party owned property, and there were no non-same-store properties.

For the fourth quarter of 2024, same-store revenues increased 7.0% to $3.2 million compared to the same period last year.

Same-store cost of operations increased 0.8% to $1.18 million compared to $1.17 million in the same period last year. This increase in same-store cost of operations was due primarily to increased administrative expenses, and to a lesser extent increased expenses for repairs and maintenance, marketing and utilities.

Same-store NOI increased 11.2% to $2.0 million compared to $1.8 million in the same period last year. The increase was primarily due to an increase in revenues.

Same-store occupancy at December 31, 2024 increased 360 basis points to 92.9% from 89.3% at December 31, 2023.

Same-store average duration of tenant stay at December 31, 2024 was approximately 3.4 years, which was about the same compared to the year-ago.

Q4 2024 Operating Results

Net income in the fourth quarter of 2024 was $84,000 or $0.01 per diluted share compared to $1.1 million or $0.10 per diluted share in the fourth quarter of 2023.

Property operations expenses increased to $1.18 million from $1.17 million in the same period last year.

General and administrative expenses increased to $800,000 from $703,000 in the same year-ago period.

Business development costs were zero for the quarter compared to $9,000 in the same period last year.

Interest expense decreased to $205,000 from $227,000 in the year-ago period. This decrease was attributable to the change in fair value of the interest rate cap and the decrease in cash settlements under the interest rate cap.

FFO increased 14% to $1.1 million or $0.10 per diluted share for the quarter compared to FFO of $933,000 or $0.08 per diluted share in the same period last year.

AFFO increased 16% to $1.2 million or $0.11 per diluted share compared to AFFO of $1.0 million or $0.09 per diluted share in the same period last year.

Full Year 2024 Financial Summary

For the full year 2024, total revenues increased 2.8% to $12.5 million as compared to $12.2 million in the previous year. The increase was due primarily to increased occupancy and increases in existing tenant rates under the company’s proprietary revenue rate management program.

Total operating expenses in 2024 increased 6.1% to $9.6 million, as compared to $9.1 million in the previous year. The increase was attributed primarily to an increase in store level expenses and general and administrative expenses. The increase in store level operating expenses was mostly due to increased expenses for employment costs, repairs and maintenance, and property insurance.

Operating income decreased 7% to $2.9 million in the full year of 2024, as compared to $3.1 million in the prior year.

Net income was $2.1 million or $0.19 per diluted share in 2024, compared to $2.9 million or $0.26 per diluted share in the prior year.

Full Year 2024 Same-Store Results

In 2024, same-store revenues increased 2.9% to $12.5 million, compared to $12.1 million in the prior year. This increase was due primarily to increased occupancy and increases in existing tenant rates under the company’s proprietary revenue rate management program.

Same-store cost of operations for the year increased 4.2% to $4.7 million compared to $4.5 million in the previous year. This increase in same-store cost of operations was due primarily to increased expenses for employment, administrative, repairs and maintenance, and insurance. The increase in same-store cost of operations was partially offset by decreased real estate property tax and utility expenses.

Same-store NOI increased 2.1% to $7.7 million in 2024, compared to $7.6 million in prior year. The increase was primarily due to revenue growth.

Full Year 2024 Operating Results

Net income in 2024 was $2.1 million or $0.19 per diluted share as compared to $2.9 million or $0.26 per diluted share in 2023.

Property operations expense increased to $4.7 million from $4.5 million in 2023. General and administrative expenses increased to $3.3 million from $2.9 million in 2023, and business development costs decreased to $3,000 from $20,000 in 2023.

Interest expense for the full year of 2024 increased to $881,000 from $846,000 in 2023. This increase was attributable to a decrease in cash settlements under the interest rate cap.

FFO in the full year of 2024 decreased 5.8% to $3.9 million or $0.35 per diluted share, compared to FFO of $4.2 million or $0.38 per diluted share in 2023.

AFFO in the full year of 2024 decreased 2.8% to $4.3 million or $0.38 per diluted share, compared to AFFO of $4.4 million or $0.40 per diluted share in 2023.

Q4 2024 and Full Year 2024 FFO and AFFO (Unaudited)

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income	$84,406	$1,097,400	$2,123,743	$2,938,769
Eliminate items excluded from FFO:
Unrealized loss (gain) on marketable equity securities	569,977	(574,142)	166,042	(408,876)
Depreciation and amortization	408,857	409,420	1,634,147	1,634,044
FFO attributable to common stockholders	1,063,240	932,678	3,923,932	4,163,937
Adjustments:
Compensation expense related to stock-based awards	114,222	73,324	332,358	199,752
Business development	—	8,928	3,037	20,080
AFFO attributable to common stockholders	$1,177,462	$1,014,930	$4,259,327	$4,383,769

Earnings per share attributable to common stockholders - basic	$0.01	$0.10	$0.19	$0.26
Earnings per share attributable to common stockholders - diluted	$0.01	$0.10	$0.19	$0.26
FFO per share - diluted	$0.10	$0.08	$0.35	$0.38
AFFO per share - diluted	$0.11	$0.09	$0.38	$0.40

Weighted average shares outstanding - basic	11,116,664	11,057,928	11,094,915	11,045,699
Weighted average shares outstanding - diluted	11,175,035	11,096,619	11,143,831	11,087,217

Additional Information

Additional information about the company’s fourth quarter and full year of 2024 results, including financial statements and related notes, is available on Form 10-K as filed with the U.S. Securities and Exchange Commission and on the company’s investor relations website.

About Global Self Storage

Global Self Storage is a self-administered and self-managed REIT that owns, operates, manages, acquires, and redevelops self-storage properties. The company’s self-storage propertiesare designed to offer affordable, easily accessible and secure storage space for residential and commercial customers. Through its wholly owned subsidiaries, the company owns and/or manages 13 self-storage properties in Connecticut, Illinois, Indiana, New York, Ohio, Pennsylvania, South Carolina, and Oklahoma.

For more information, go to ir.globalselfstorage.us or visit the company’s customer site at www.globalselfstorage.us. You can also follow Global Self Storage on X, LinkedIn and Facebook.

Non-GAAP Financial Measures

Funds from Operations (“FFO”) and FFO per share are non-GAAP measures defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and are considered helpful measures of REIT performance by REITs and many REIT analysts. NAREIT defines FFO as a REIT’s net income, excluding gains or losses from sales of property, and adding back real estate depreciation and amortization. The Company also excludes unrealized gains on marketable equity securities and gains relating to PPP loan forgiveness. FFO and FFO per share are not a substitute for net income or earnings per share. FFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends because it excludes financing activities presented on our statements of cash flows. In addition, other REITs may compute these measures differently, so comparisons among REITs may not be helpful. However, the Company believes that to further understand the performance of its stores, FFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

Adjusted FFO (“AFFO”) and AFFO per share are non-GAAP measures that represent FFO and FFO per share excluding the effects of stock-based compensation, business development, capital raising, and acquisition related costs and non-recurring items, which we believe are not indicative of the Company’s operating results. AFFO and AFFO per share are not a substitute for net income or earnings per share. AFFO is not a substitute for GAAP net cash flow in evaluating our liquidity or ability to pay dividends because it excludes financing activities presented on our statements of cash flows. We present AFFO because we believe it is a helpful measure in understanding our results of operations insofar as we believe that the items noted above that are included in FFO, but excluded from AFFO, are not indicative of our ongoing operating results. We also believe that the analyst community considers our AFFO (or similar measures using different terminology) when evaluating us. Because other REITs or real estate companies may not compute AFFO in the same manner as we do, and may use different terminology, our computation of AFFO may not be comparable to AFFO reported by other REITs or real estate companies. However, the Company believes that to further understand the performance of its stores, AFFO should be considered along with the net income and cash flows reported in accordance with GAAP and as presented in the Company’s financial statements.

We believe net operating income or “NOI” is a meaningful measure of operating performance because we utilize NOI in making decisions with respect to, among other things, capital allocations, determining current store values, evaluating store performance, and in comparing period-to-period and market-to-market store operating results. In addition, we believe the investment community utilizes NOI in determining operating performance and real estate values and does not consider depreciation expense because it is based upon historical cost. NOI is defined as net store earnings before general and administrative expenses, interest, taxes, depreciation, and amortization.

NOI is not a substitute for net income, net operating cash flow, or other related GAAP financial measures in evaluating our operating results.

Same-Store Self Storage Operations Definition

We consider our same-store portfolio to consist of only those stores owned and operated on a stabilized basis at the beginning and at the end of the applicable periods presented. We consider a store to be stabilized once it has achieved an occupancy rate that we believe, based on our assessment of market-specific data, is representative of similar self storage assets in the applicable market for a full year measured as of the most recent January 1 and has not been significantly damaged by natural disaster or undergone significant renovation or expansion. We believe that same-store results are useful to investors in evaluating our performance because they provide information relating to changes in store-level operating performance without taking into account the effects of acquisitions, dispositions or new ground-up developments. As of December 31, 2024, we owned 12 same-store properties and zero non-same-store properties. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to, variances in occupancy, rental revenue, operating expenses, NOI, etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments. Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

Cautionary Note Regarding Forward Looking Statements

Certain information presented in this press release may contain “forward-looking statements” within the meaning of the federal securities laws including, but not limited to, the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements concerning the company’s plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, plans or intentions, and other information that is not historical information. In some cases, forward looking statements can be identified by terminology such as “believes,” “plans,” “intends,” “expects,” “estimates,” “may,” “will,” “should,” “anticipates,” or the negative of such terms or other comparable terminology, or by discussions of strategy. All forward-looking statements by the company involve known and unknown risks, uncertainties and other factors, many of which are beyond the control of the company, which may cause the company’s actual results to be materially different from those expressed or implied by such statements. The company may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by the company or on its behalf, are also expressly qualified by these cautionary statements. Investors should carefully consider the risks, uncertainties, and other factors, together with all of the other information included in the company’s filings with the Securities and Exchange Commission, and similar information. All forward-looking statements, including without limitation, the company’s examination of historical operating trends and estimates of future earnings, are based upon the company’s current expectations and various assumptions. The company’s expectations, beliefs and projections are expressed in good faith, but there can be no assurance that the company’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. The company undertakes no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events. The amount, nature, and/or frequency of dividends paid by the company may be changed at any time without notice.

Company Contact:

Thomas O’Malley

Chief Financial Officer

Global Self Storage

Tel (212) 785-0900, ext. 267

tomalley@globalselfstorage.us

Investor Contact:

Ron Both or Grant Stude

CMA Investor Relations

Tel (949) 432-7566

Email Contact

GLOBAL SELF STORAGE, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
Assets
Real estate assets, net	$53,925,409	$55,481,220
Cash and cash equivalents	7,180,857	6,921,779
Restricted cash	29,204	106,767
Investments in securities	2,608,987	2,775,029
Accounts receivable	142,408	169,410
Prepaid expenses and other assets	719,351	629,196
Interest rate cap	18,717	50,881
Line of credit issuance costs, net	195,970	50,801
Goodwill	694,121	694,121
Total assets	$65,515,024	$66,879,204
Liabilities and stockholders' equity
Note payable, net	$16,356,582	$16,901,219
Accounts payable and accrued expenses	1,720,765	1,731,958
Total liabilities	18,077,347	18,633,177
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value: 50,000,000 shares authorized, no shares outstanding	—	—
Common stock, $0.01 par value: 450,000,000 shares authorized; 11,292,772 shares and 11,153,513 shares issued and outstanding at December 31, 2024 and 2023, respectively	112,927	111,535
Additional paid in capital	49,559,986	49,229,020
Accumulated deficit	(2,235,236)	(1,094,528)
Total stockholders' equity	47,437,677	48,246,027
Total liabilities and stockholders' equity	$65,515,024	$66,879,204

GLOBAL SELF STORAGE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

| | Three Months Ended December 31, 2024 | Three Months Ended December 31, 2023 | Year Ended December 31, 2024 | Year Ended December 31, 2023 |
|---|---|---|---|---|
| **Revenues** | | | | |
| Rental income | $ 3,057,181 | $ 2,861,319 | $ 12,024,552 | $ 11,719,165 |
| Other property related income | 111,210 | 98,789 | 435,167 | 392,577 |
| Management fees and other income | 18,535 | 16,262 | 70,561 | 78,973 |
| Total revenues | 3,186,926 | 2,976,370 | 12,530,280 | 12,190,715 |
| **Expenses** | | | | |
| Property operations | 1,183,763 | 1,174,658 | 4,739,995 | 4,549,038 |
| General and administrative | 799,972 | 703,335 | 3,258,773 | 2,876,300 |
| Depreciation and amortization | 408,857 | 409,420 | 1,634,147 | 1,634,044 |
| Business development | - | 8,928 | 3,037 | 20,080 |
| Total expenses | 2,392,592 | 2,296,341 | 9,635,952 | 9,079,462 |
| Operating income | 794,334 | 680,029 | 2,894,328 | 3,111,253 |
| **Other income (expense)** | | | | |
| Dividend and interest income | 65,171 | 70,085 | 276,201 | 265,046 |
| Unrealized gain/(loss) on marketable equity securities | (569,977) | 574,142 | (166,042) | 408,876 |
| Interest expense | (205,122) | (226,856) | (880,744) | (846,406) |
| Total other income (expense), net | (709,928) | 417,371 | (770,585) | (172,484) |
| Net income and comprehensive income | $ 84,406 | $ 1,097,400 | $ 2,123,743 | $ 2,938,769 |
| Earnings per share | | | | |
| Basic | $ 0.01 | $ 0.10 | $ 0.19 | $ 0.26 |
| Diluted | $ 0.01 | $ 0.10 | $ 0.19 | $ 0.26 |
| Weighted average shares outstanding | | | | |
| Basic | 11,116,664 | 11,057,928 | 11,094,915 | 11,045,699 |
| Diluted | 11,175,035 | 11,096,619 | 11,143,831 | 11,087,217 |

Reconciliation of GAAP Net Income to Same-Store Net Operating Income

The following table presents a reconciliation of same-store net operating income to net income as presented on the company’s consolidated statements of operations for the periods indicated (unaudited):

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income	$84,406	$1,097,400	$2,123,743	$2,938,769
Adjustments:
Management fees and other income	(18,535)	(16,262)	(70,561)	(78,973)
General and administrative	799,972	703,335	3,258,773	2,876,300
Depreciation and amortization	408,857	409,420	1,634,147	1,634,044
Business development	—	8,928	3,037	20,080
Dividend and interest income	(45,171)	(70,085)	(276,201)	(265,046)
Unrealized (gain) loss on marketable equity securities	569,977	(574,142)	166,042	(408,876)
Interest expense	185,122	226,856	880,744	846,406
Total same-store net operating income	$1,984,628	$1,785,450	$7,719,724	$7,562,704

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2024	2023	2024	2023
Same-store revenues	$3,168,391	$2,960,108	$12,459,719	$12,111,742
Same-store cost of operations	$1,183,763	$1,174,658	$4,739,995	$4,549,038
Total same-store net operating income	$1,984,628	$1,785,450	$7,719,724	$7,562,704